Exhibit 3.195

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TEXAS GENCO SERVICES, LP

This Certificate of Limited Partnership of Texas Genco Services, LP is being executed and filed by the undersigned General Partner (the “General Partner”) to form a limited partnership pursuant to Section 2.01(a) of the Texas Revised limited Partnership Act (the “Act”). The undersigned does hereby agree that the Certificate of Limited Partnership of the Partnership shall read in its entirety as follows:

ARTICLE I

The name of the limited partnership is Texas Genco Services, LP.

ARTICLE II

The address of the registered office of the Partnership is 1021 Main Street, Suite 1150, Houston, Texas 77002, and the name of the registered agent for service of process of the Partnership required to be maintained by Section 1.06 of the Act at such address is CT Corporation System.

ARTICLE III

The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is 1111 Louisiana, Houston, Texas 77002.

ARTICLE IV

The name, mailing address and street address of the business of the General Partner are:

Texas Genco GP, LLC
1111 Louisiana
Houston, Texas 77002

IN WITNESS WHEREOF, the General Partner has executed this Certificate as of November 18, 2003.

TEXAS GENCO GP, LLC

By:	/s/ Richard B. Dauphin
Name: Richard B. Dauphin
Title: Assistant Corporate Secretary

FILED In the Office of the Secretary of State of Texas DEC 14 2004 Corporations Section

CERTIFICATE OF MERGER

TEXAS GENCO SERVICES, LP

AND

NEW GENCO SERVICES L.P.

In accordance with the provisions of Section 2.11 of the Texas Revised Limited Partnership Act (the “TRLPA”), the undersigned constituent entities submit the following Certificate of Merger adopted for filing and hereby certify that:

1. The name and state of formation or organization of each of the constituent entities which are to merge are as follows:

State of Formation
Name of Entity	Type of Entity	or Organization

Texas Genco Services, LP	Limited Partnership	Texas

New Genco Services L.P.	Limited Partnership	Texas

2. The name and organizational form of the surviving entity of the Merger (as defined below) are as follows:

Name of Surviving Entity	Organizational Form of Surviving Entity

Texas Genco Services, LP	Limited Partnership

3. The Agreement and Plan of Merger dated as of December 14, 2004 (the “Plan of Merger”) between Texas Genco Services, LP, a Texas limited partnership (“Genco Services LP”), and New Genco Services L.P., a Texas limited partnership (“Merger LP”), providing for the merger of Merger LP with and into Genco Services LP on the terms and conditions set forth therein (the “Merger”), has been approved, adopted, executed and acknowledged by each of Genco Services LP and Merger LP in accordance with the requirements of the TRLPA.

4. The Plan of Merger has been duly authorized by Genco Services LP and Merger LP by all action required by the laws under which each such entity is organized and by the constituent documents of each such entity.

5. There shall be no change (through amendment, restatement or otherwise) to the Certificate of Limited Partnership of Genco Services LP to be effected by the Merger.

6. An executed copy of the Plan of Merger is on file at the principal place of business of Genco Services LP at 1111 Louisiana Street, Houston, Texas 77002.

7. Genco Services LP and Merger LP have each complied with the provisions of their respective limited partnership agreements regarding furnishing partners copies or summaries of the Plan of Merger or notices regarding the Merger.

8. The Merger shall become effective at 11:00 a.m. (Central Standard Time) on December 15, 2004.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Merger as of the 14th day of December, 2004.

TEXAS GENCO SERVICES, LP,
a Texas Limited partnership

BY: Texas Genco GP, LLC, its General Partner

BY:	/s/ David G. Tees
Name: David G. Tees
Title: President

NEW GENCO SERVICES, LP.
a Texas Limited partnership

BY: New Genco GP, LLC, its General Partner

BY:	/s/ [illegible]
	Name:	[illegible]
	Title:	V.P.

[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800270237 12/27/2007 Document #: 197728294610 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                          The name of the entity represented is

Texas Genco Services, LP

The entity’s filing number is 800270237

2.                          The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street. Suite 1150, Houston, TX 77002

3.                          The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street, Dallas, TX 75201

4.                          Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

Reports Unit P.O. Box 12028 Austin, Texas 78711-2028	[SEAL]	Hope Andrade Secretary of State

Office of the Secretary of State

January 6, 2009

C T Corporation System
Texas Genco Services, LP
350 N. St. Paul Street
Dallas, TX 75201

Periodic Report — First Notification Letter

Re: Texas Genco Services, LP
File Number: 800270237

Dear Registered Agent:

A limited partnership is required by law to file a periodic report with the Secretary of State not more than once every four years. You are hereby notified that the above referenced limited partnership is required to file the periodic report at this time. This periodic report should be completed and received by this office on or before February 5, 2009. Failure to file the periodic report when due will result, after notice, in the forfeiture of the limited partnership’s right to transact business in the state of Texas and could ultimately result, after notice, in the cancellation or termination of the domestic limited partnership or the cancellation or revocation of the registration of the foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

For your convenience, the periodic report may be filed online through SOSDirect at http://www.sos.state.tx.us/corp/sosda/index.shtml.

If you have any questions about filing the periodic report or require assistance filing online using SOSDirect, please call 512-475-2705 or e-mail ReportsUnit@sos.state.tx.us.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Phone: 512-475-2705	Come visit us on the Internet @ http://www.sos.state.tx.us/ Fax: 512-463-1423	Dial: 7-1-1 for Relay Services

Reports Unit P.O. Box 12028 Austin, Texas 78711-2028	[SEAL]	Hope Andrade Secretary of State

Office of the Secretary of State

February 6, 2009

C T Corporation System
Texas Genco Services, LP
350 N. St. Paul Street
Dallas, TX 75201

Periodic Report — Second Notification Letter

Re: Texas Genco Services, LP
File Number: 800270237

Dear Registered Agent:

Our records show that the above referenced limited partnership was notified over thirty (30) days ago of the need to file with this office the report required by law. You are hereby notified that the limited partnership’s right to conduct affairs has been forfeited as of the date of this letter for failure to file the report. The limited partnership’s right to conduct affairs may be revived by submitting the attached periodic report to this office, along with the required filing fee. This periodic report should be completed and received by this office on or before June 8, 2009 to avoid the cancellation or termination of the domestic limited partnership or the cancellation or revocation of the registration of the foreign limited partnership.

One copy of the required periodic report is enclosed, along with instructions for completing the report. Make any necessary changes to the preprinted information by typing or printing the new information in the area provided. Submit the periodic report, along with the required filing fee that is shown on the attached report, to the mailing address on the report form. Please make a copy of this report prior to mailing and retain for the limited partnership’s records.

Please disregard this notice if you have mailed your document for processing within the last seven (7) days. If your records reflect that you filed the required report, please send a copy of your cancelled check showing payment of the filing fee.

For your convenience, the periodic report may be filed online through SOSDirect at http://www.sos.state.tx.us/corp/sosda/index.shtml.

If you have any questions about filing the periodic report or require assistance filing online using SOSDirect, please call 512-475-2705 or e-mail ReportsUnit@sos.state.tx.us.

Sincerely,
Reports Unit
Business and Public Filings Division

Enclosure

Phone: 512-475-2705	Come visit us on the Internet @ http://www.sos.state.tx.us/ Fax: 512-463-1423	Dial: 7-1-1 for Relay Services

Form 804 (revised 05/06)		This space reserved for filing office use
Return in Duplicate to:
Secretary of State	[SEAL]	FILED in the Office of the
P.O. Box 12028		Secretary of State of Texas
Austin, TX 78711-2028	Periodic Report
Phone: 512/475-2705	Pursuant to Article 6132a,	MAY 20 2009
FAX: 512/463-1423	Section 13.05,
Dial: 7-1-1 for Relay Services	Texas Revised Limited	Corporations Section
Filing Fee: See Instructions	Partnership Act

File Number: 800270237

1.                                       The limited partnership name is: Texas Genco Services, LP

2.                                       It is organized under the laws of: (set forth state or foreign country) Texas

3.                                       The name of the registered agent is:

☒ A. The registered agent is a domestic entity or a foreign entity that is registered to do business in Texas (cannot be limited partnership named above) by the name of:

CT Corporation System

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	MI	Last Name	Suffix

4.                          The registered office address, which is identical to the business office address of the registered agent in Texas, is: (use street or building address; see Instructions)

350 North St Paul Street	Dallas	TX	75201
Street Address	City	State	Zip Code

5.                          The address of the principal office in the United States where the records are to be kept or made available under Article 6132a, Section 1.07 of the Texas Revised Limited Partnership Act is:

211 Carnegie Center	Princeton	NJ	08540	USA
Street or Mailing Address	City	State	Zip Code	Country

6.                          The names and addresses of all general partners of the limited partnership are:

(Address changes are allowed, changing the name of an existing general partner requires an amendment; see Instruction 6)

NAME OF GENERAL PARTNER (Enter the name of either an individual or an organization, but not both)
IF INDIVIDUAL

First Name	MI	Last Name	Suffix
OR
IF ORGANIZATION

New Genco GP, LLC
Organization Name

211 Carnegie Center	Princeton	NJ	08540	USA
Street or Mailing Address	City	State	Zip Code	Country

RECEIVED SECRETARY OF STATE MAY 20 2009 CLK 50 AUSTIN, TEXAS

NAME OF GENERAL PARTNER (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	MI	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name

Street or Mailing Address		City	State	Zip Code	Country

NAME OF GENERAL PARTNER (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

First Name	MI	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name

Street or Mailing Address		City	State	Zip Code	Country

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	May 20, 2009	/s/ [Illegible]
Signed on behalf of the limited partnership

Christopher S. Soros - Vice President & Treasurer of
By (general partner) New Genco GP, LLC (General Partner).

Form 403 (revised 01/08)		This space reserved for office use
Return in duplicate to:	[SEAL]	FILED
Secretary of State		In the Office of the
P.O. Box 13697	Certificate of Correction	Secretary of State of Texas
Austin, TX 78711-3697
512 463-5555		MAY 28 2009
FAX: 512/463-5709
Filing Fees: $15		Corporations Section

Entity Information

1. The name of the filing entity is:

Texas Genco Services, LP

State the name of the entity as currently shown in the records of the secretary of state. If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected.

The file number issued to the filing entity by the secretary of state is: 800270237

Filing Instrument to be Corrected

2. The filing instrument to be corrected is: Certificate of Merger

The date the filing instrument was filed with the secretary of state:	12/14/2004
mm/ddfyyyy

Identification of Errors and Corrections

(Indicate the errors that haw been made by checking the appropriate box or boxes; then provide the corrected text.)

☐ The entity name is inaccurate or erroneously stated. The corrected entity name is:

☐ The registered agent name is inaccurate or erroneously stated. The corrected registered agent name is:

Corrected Registered Agent (Complete either A or B, but not both.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First	Middle	Last Name	Suffix

RECEIVED

MAY 28 2009

Secretary of State

☐ The registered office address is inaccurate or erroneously stated. The corrected registered office address is:
Corrected Registered Office Address

Street Address (No P.O. Box)	City	State Zip Code

☐ The purpose of the entity is inaccurate or erroneously stated. The purpose is corrected to read as follows:

☐ The period of duration of the entity is inaccurate or erroneously stated. The period of duration is corrected to read as follows:

Identification of Other Errors and Corrections (Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes.)

☒ Other errors and corrections. The following inaccuracies and errors in the filing instrument are corrected as follows:

☐ Add Each of the following provisions was omitted and should be added to the filing instrument. The identification or reference of each added provision and the full text of the provision is set forth below.

☒ Alter The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected. The full text of each corrected provision is set forth below:

“5. There shall be no change (through amendment, restatement or otherwise) to the Certificate of Limited Partnership of Texas Genco Services, LP to be effected by the Merger, other than that Article IV of the Certificate of Limited Partnership of Texas Genco Services, LP shall be amended and restated to read in its entirely as follows:

ARTICLE IV The name, mailing address and street address of the business of the General Partner are: New Genco GP, LLC 211 Carnegie Center Princeton, NJ 08540”

☐ Delete Each of the provisions identified below was included in error and should be deleted.

Form 403

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☐ Defective Execution The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified. Attached is a correctly signed, sealed, acknowledged or verified instrument.

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified. This certificate of correction is submitted for the purpose of correcting the filing instrument.

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities. The name and file number of each entity that was a party to the transaction is set forth below. (If the space provided is not sufficient, include information as an attachment to this form.)

Texas Genco Services, LP	800270237
Entity name	SOS file number

New Genco Services L.P.	800371701
Entity name	SOS file number

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected. As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	May 28th, 2009

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its general partner

		By:	/s/ Mauricio Gutierrez
		Name:	Mauricio Gutierrez
		Title:	Vice President

Form 403

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[SEAL]	Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 800270237 04/19/2010 Document #: 304508731833 Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                          The name of the entity represented is

Texas Genco Services, LP

The entity’s filing number is 800270237

2.                          The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.                          The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.                          Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva, Vice President

Signature of Registered Agent

FILING OFFICE COPY